UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2018

DESTINATION MATERNITY CORPORATION

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	Commission File number	(I.R.S. Employer Identification Number)

232 Strawbridge Drive

Moorestown, NJ 08057

(Address of Principal Executive Offices)

(856) 291-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2018, the Board of Directors (the “Board”) of Destination Maternity Corporation (the “Company”) appointed Marla A. Ryan to the position of Chief Executive Officer, effective immediately. Ms. Ryan replaces Melissa Payner-Gregor, who served as interim Chief Executive Officer since January 2018 and as a director of the Company from August 2009 to May 2018. On May 29, 2018, Ms. Payner-Gregor resigned to pursue other opportunities effective immediately.

In connection with Ms. Payner-Gregor’s departure, and in accordance with her letter agreement with the Company dated January 3, 2018 (the “Payner-Gregor Letter Agreement”), on June 4, 2018, the Company entered into a Release Agreement with Ms. Payner-Gregor, pursuant to which Ms. Payner-Gregor granted a general release in favor of the Company as a condition of receiving the payment specified in the Payner-Gregor Letter Agreement. Ms. Payner-Gregor will continue to be paid through June 1, 2018. The foregoing description of the Release Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the Release Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

In respect of Ms. Ryan’s service as Chief Executive Officer, on June 4, 2018, she and the Company entered into a letter agreement concerning compensation. The letter agreement was approved by the Board and the Compensation Committee of the Board (the “Compensation Committee”). Pursuant to the letter agreement, the Company agreed to pay to Ms. Ryan the compensation set forth in paragraphs (a) through (c) below. The Company and Ms. Ryan intend to enter into a new and more complete employment agreement by July 30, 2018.

Ms. Ryan’s compensation for her service as Chief Executive Officer under the letter agreement is as follows:

(a) a base salary payable at an annual rate of $620,000;

(b) reimbursement for all reasonable and necessary business expenses incurred for the benefit of the Company during her period of service, including reimbursement of reasonable transportation and temporary living expenses incurred by Ms. Ryan as a result of her commuting and/or temporary relocation during her period of service; and

(c) payment of certain severance benefits in the event Ms. Ryan’s employment ceases due to a termination by the Company without Cause (as defined in the letter agreement) or a resignation by her for Good Reason (as defined in the letter agreement).

The foregoing description of Ms. Ryan’s letter agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the letter agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Ms. Ryan, 51 years old, is the founder and Chief Executive Officer of Lola Advisors LLC, a business consultancy working in the apparel, beauty and wellness sectors. Prior to founding Lola Advisors LLC, Ms. Ryan was employed by Lands’ End, a multi-channel retailer of casual clothing, accessories and footwear, as well as home products, from 2009 through 2017, most recently serving as Senior Vice President of Retail.

Item 7.01.	Regulation FD Information.

On May 30, 2018, the Company issued a press release relating to the management changes described in Item 5.02 of this Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 8.01.	Other Events.

On May 29, 2018, the Company issued a press release regarding the official voting results of its 2018 Annual Meeting of Stockholders. A copy of the Company’s press release is attached hereto as Exhibit 99.2 and is hereby incorporated by reference.

On May 29, 2018, the Board appointed Anne-Charlotte Windal to serve as the independent Chair of the Board. Further, the Board appointed (a) Holly N. Alden, Christopher B. Morgan, and Ms. Windal to serve on the Audit Committee of the Board (the “Audit Committee”), with Mr. Morgan to serve as chair of the Audit Committee; (b) Mr. Morgan and Ms. Windal to serve on the Compensation Committee, with Ms. Windal to serve as chair of the Compensation Committee; and (c) Mr. Morgan and Ms. Windal to serve on the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), with Mr. Morgan to serve as chair of the Nominating and Corporate Governance Committee.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Release Agreement dated June 4, 2018, between the Company and Melissa Payner-Gregor.

10.2	Letter Agreement dated June 4, 2018, between the Company and Marla A. Ryan.

99.1	Press Release of the Company dated May 30, 2018.

99.2	Press Release of the Company dated May 29, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: June 4, 2018	DESTINATION MATERNITY CORPORATION

	By:	/s/ David Stern
		Name:	David Stern
		Title:	Executive Vice President & Chief Financial Officer